News release
HP Reports Second Quarter 2006 Results

Editorial Contacts: Robert Sherbin, HP +1 650 857 2381 robert.sherbin@hp.com Ryan J. Donovan, HP +1 650 857 8410 ryan.j.donovan@hp.com	• •	Net revenue of $22.6 billion, up 5% year-over-year, or 8% when adjusted for the effects of currency

GAAP operating profit of $1.7 billion, $0.51 earnings per share, up from $0.33 in the prior year period
HP Media Hotline +1 866 266 7272 pr@hp.com www.hp.com/go/newsroom	•	Non-GAAP operating profit of $1.8 billion, or $0.54 earnings per share, up from $0.37 in the prior year period
Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 www.hp.com	•	Cash flow from operations of $3.6 billion

PALO ALTO, Calif., May 16, 2006 – HP today announced financial results for its second fiscal quarter ended April 30, 2006, with net revenue of $22.6 billion, representing growth of 5% year-over-year, or 8% when adjusted for the effects of currency. GAAP operating profit was $1.7 billion and GAAP diluted earnings per share (EPS) was $0.51 per share, up from $0.33 in the prior year period.

Non-GAAP operating profit was $1.8 billion, with non-GAAP diluted EPS of $0.54, up from $0.37 in the prior year period. Non-GAAP financial information excludes $97 million of adjustments on an after-tax basis, or $0.03 per diluted share, related primarily to amortization of purchased intangibles. GAAP and non-GAAP financial information include stock-based compensation expense in the current financial period only.

“HP delivered another solid quarter,” said Mark Hurd, HP chief executive officer and president. “We grew revenue, expanded margins and generated record cash flow. At the same time, we continued to remain focused on executing our strategy and investing in the company’s long-term success.”

	Q2 FY06	Q2 FY05	Y/Y
Net revenue ($B)	$ 22.6	$ 21.6	5%
GAAP operating margin	7.3%	5.4%	1.9 pts
GAAP net income ($B)	$ 1.5	$ 1.0	51%
GAAP diluted EPS	$ 0.51	$ 0.33	55%
Non-GAAP operating margin	8.0%	6.1%	1.9 pts
Non-GAAP net income ($B)	$ 1.6	$ 1.1	45%
Non-GAAP diluted EPS	$ 0.54	$ 0.37	46%

Information about HP’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below.

During the quarter, on a year-over-year basis, revenue in the Americas grew 10% to $9.7 billion, revenue in Europe, the Middle East and Africa declined 2% to $9.0 billion, and revenue in Asia Pacific grew 7% to $3.9 billion. When adjusted for the effects of currency, revenue in Europe, the Middle East and Africa grew 6%, and revenue in Asia Pacific grew 10%.

Personal Systems Group
Personal Systems Group (PSG) revenue grew 10% year-over-year to $7.0 billion, with unit shipments up 16%. On a year-over-year basis, desktop revenue increased 1% and notebook revenue grew 27%. Commercial client revenue grew 3% year-over-year, while Consumer client revenue increased 24%. Operating profit was $248 million, or 3.6% of revenue, up from a profit of $147 million, or 2.3% of revenue, in the prior year period.

Imaging and Printing Group
Imaging and Printing Group (IPG) revenue grew 5% year-over-year to $6.7 billion. On a year-over-year basis, supplies revenue grew 10%, commercial hardware revenue grew 4% and consumer hardware revenue declined 8%. Momentum in key growth initiatives continued, with color laser printer shipments and printer-based MFP shipments up 38% and 44% year-over-year, respectively. HP Indigo Press printed page volume grew 42% over the prior year period. Operating profit was $1.0 billion, or 15.5% of revenue, up from a profit of $814 million, or 12.7% of revenue, in the prior year period.

Enterprise Storage and Servers
Enterprise Storage and Servers (ESS) reported revenue of $4.3 billion, up 2% over the prior year period. On a year-over-year basis, industry-standard server revenue increased 4%, with blade revenue growth of 60%. Networked storage revenue grew 8%, led by continued strength in external arrays, where high-end XP revenue grew 8% and revenue in the mid-range EVA line increased 46%. Business critical systems revenue declined 7%, as Integrity systems growth of 93% was offset by declines in PA-RISC and Alpha. Operating profit was $322 million, or 7.5% of revenue, up from a profit of $180 million, or 4.3% of revenue, in the prior year period.

HP Services
HP Services (HPS) revenue declined 2% year-over-year to $3.9 billion. On a year-over-year basis, revenue in Technology Services declined 4%, Consulting and Integration revenue declined 2% and Managed Services revenue grew 2%. Excluding the effects of currency, HPS revenue grew 2% year-over-year. Operating profit was $345 million, or 8.9% of revenue, up from a profit of $292 million, or 7.3% of revenue, in the prior year period.

Software
Software revenue was $330 million, an increase of 20% year-over-year, with revenue in HP OpenView and HP OpenCall increasing 25% and 11%, respectively. HP OpenView growth was led by solid momentum associated with the recently completed acquisition of Peregrine Systems, Inc., which added key asset and service management components to the HP OpenView portfolio. Operating profit was $3 million, or 0.9% of revenue, compared with a loss of $2 million in the prior year period.

Financial Services
HP Financial Services (HPFS) reported revenue of $518 million, a decrease of 5% year-over-year. Finance volume decreased 14% over the prior year period, and net portfolio assets grew 1%. Operating profit was $39 million, or 7.5% of revenue, down from a profit of $58 million, or 10.7% of revenue, in the prior year period.

Asset management
Inventory ended the quarter at $6.8 billion, up $37 million sequentially and $304 million year-over-year. Accounts receivable increased $1.1 billion sequentially and $517 million over the prior year period to $9.8 billion. HP’s dividend payment of $0.08 per share in the second quarter resulted in cash usage of $226 million. HP utilized $1.3 billion of cash during the second quarter to repurchase approximately 40 million shares of common stock. In addition, HP received approximately 7 million shares of common stock under the company’s prepaid variable share purchase program. HP exited the quarter with $14.1 billion in gross cash, which includes cash and cash equivalents of $14.0 billion, short-term investments of $12 million, and certain long-term investments of $18 million.

Outlook
HP estimates Q3 FY06 revenue will be approximately $21.750 billion, and full year FY06 revenue will be approximately $91.0 billion, in line with current analyst consensus expectations.

Third quarter GAAP diluted EPS is expected to be in the range of $0.41 to $0.44, and non-GAAP diluted EPS is expected to be in the range of $0.45 to $0.48. Non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.04 per share, related primarily to the amortization of purchased intangible assets. Third quarter GAAP and non-GAAP diluted EPS estimates include $0.03 of stock-based compensation expense.

Full year GAAP diluted EPS expected to be in the range of $1.87 to $1.91, and full year FY06 non-GAAP diluted EPS is expected to be in the range of $2.04 to $2.08. Full year FY06 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.17 per share, related primarily to the amortization of purchased intangible assets. Full year FY06 non-GAAP and GAAP diluted EPS estimates include $0.13 of stock-based compensation expense.

More information on HP’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/hpinfo/investor/.

HP’s Q2 FY06 earnings conference call is accessible via an audio webcast at www.hp.com/hpinfo/investor/financials/quarters/2006/q2webcast.html.

About HP
HP is a technology solutions provider to consumers, businesses and institutions globally. The company’s offerings span IT infrastructure, global services, business and home computing, and imaging and printing. For the four fiscal quarters ended April 30, 2006, HP revenue totaled $88.9 billion. More information about HP (NYSE, Nasdaq: HPQ) is available at www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share.

Non-GAAP operating profit, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share are defined to exclude the effects of restructuring charges, charges relating to the amortization of intangible assets, in-process research and development charges and gains or losses on investments. Gross cash is a non-GAAP measure that is defined as GAAP cash and cash equivalents plus GAAP short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. A reconciliation of adjustments to GAAP results for this quarter, fiscal year-to-date, and prior periods is included in the tables below.

HP’s management uses non-GAAP operating profit, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share to evaluate and forecast HP’s baseline performance before gains, losses or other charges that are considered by management to be outside of HP’s core business segment operating results. Gross cash is considered to be a liquidity measure and provides useful information to management about the amount of cash available for investment in HP’s businesses, funding strategic acquisitions, repurchasing stock and other purposes. Each of these non-GAAP measures is among the primary indicators management uses as a basis for planning and forecasting future periods. HP’s management believes that these non-GAAP measures provide both management and investors with a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of HP’s financial performance, liquidity and prospects for the future.

This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating profit, operating margin, net income, diluted earnings per share, or cash and cash equivalents prepared in accordance with GAAP. In addition, there may be limitations associated with the use of these non-GAAP financial measures. For example, items such as restructuring charges that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share can have a material impact on cash flows. In addition, there may be restrictions on our ability to liquidate the long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure. These effects are reflected in HP’s GAAP financial statements, including HP’s consolidated statements of cash flows. The non-GAAP financial information that HP has provide also may differ from the non-GAAP financial information provided by other companies.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, charges, earnings or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including execution of any restructuring plans; any statements concerning the expected development, performance or market share relating to products or services; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; execution and performance of contracts by suppliers, customers and partners; employee management issues; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; and other risks that are described from time to time in HP’s Securities and Exchange Commission reports, including but not limited to the risks described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2005, HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2006 and other reports filed after that report. As in prior quarters, the financial information set forth in this release, including tax-related items, are estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2006. In particular, determining HP’s actual tax balances and provisions as of April 30, 2006 and for the fiscal quarter then ended requires extensive internal and external review of tax data (including consolidating and reviewing the tax provisions of numerous domestic and foreign entities) which is being completed in the ordinary course of preparing HP’s Form 10-Q. HP assumes no obligation and does not intend to update these forward-looking statements.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES NON-GAAP CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions except per share amounts)

	Three months ended
	April 30, 2006	January 31, 2006	April 30, 2005
Net revenue	$22,554	$22,659	$21,570

Costs and expenses(a):
Cost of sales	16,970	17,392	16,429
Research and development	930	871	890
Selling, general and administrative	2,858	2,692	2,933

Total costs and expenses	20,758	20,955	20,252

Non-GAAP earnings from operations	1,796	1,704	1,318

Interest and other, net	157	38	(87)

Non-GAAP earnings before taxes	1,953	1,742	1,231

Provision for taxes(b)	400	349	158

Non-GAAP net earnings	$1,553	$1,393	$1,073

Non-GAAP net earnings per share:
Basic	$0.55	$0.49	$0.37
Diluted	$0.54	$0.48	$0.37

Weighted-average shares used to compute non-GAAP net earnings per share:

Basic	2,809	2,822	2,886
Diluted	2,887	2,893	2,917

(a) Stock-based compensation expense included under SFAS 123(R) were as follows:

Cost of sales	$33	$39	$--
Research and development	15	18	--
Selling, general and administrative	76	87	--

Total costs and expenses	$124	$144	$--

(b) Tax benefit from stock-based compensation	$(39)	$(43)	$--

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES NON-GAAP RECONCILIATION OF OPERATING PROFIT, OPERATING MARGIN, NET EARNINGS AND DILUTED EARNINGS PER SHARE (Unaudited) (In millions except per share amounts)

	Three months ended
	April 30, 2006	January 31, 2006	April 30, 2005
NON-GAAP Operating Profit and Operating Margin Reconciliation

GAAP operating profit	$1,657	$1,492	$1,163
Restructuring	(14)	15	4
Amortization of purchased intangible assets	151	147	151
In-process research and development charges	2	50	--

Total non-GAAP adjustments to earnings from operations	139	212	155

Non-GAAP operating profit	$1,796	$1,704	$1,318

GAAP operating margin	7%	7%	5%
Non-GAAP adjustments to operating margin	1%	1%	1%
Non-GAAP operating margin	8%	8%	6%

NON-GAAP Net Earnings and Diluted EPS Reconciliation

GAAP net earnings	$1,456	$1,227	$966

Restructuring	(14)	15	4
Amortization of purchased intangible assets	151	147	151
In-process research and development charges	2	50	--

Total non-GAAP adjustments to earnings from operations	139	212	155

(Gains) losses on investments	(6)	2	(3)
Income tax effect of reconciling items	(36)	(48)	(45)

Non-GAAP net earnings	$1,553	$1,393	$1,073

GAAP diluted net earnings per share	$0.51	$0.42	$0.33
Non-GAAP adjustments to GAAP diluted net earnings per share	0.03	0.06	0.04

Non-GAAP diluted net earnings per share	$0.54	$0.48	$0.37

Weighted-average shares used to compute both GAAP and
non-GAAP diluted net earnings per share:	2,887	2,893	2,917

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES NON-GAAP CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions except per share amounts)

	Six months ended April 30,
	2006	2005
Net revenue	$45,213	$43,024

Costs and expenses(a):
Cost of sales	34,362	32,966
Research and development	1,801	1,768
Selling, general and administrative	5,550	5,637

Total costs and expenses	41,713	40,371

Non-GAAP earnings from operations	3,500	2,653

Interest and other, net	195	(62)
Dispute settlement	--	(116)

Non-GAAP earnings before taxes	3,695	2,475

Provision for taxes(b)	749	324

Non-GAAP net earnings	$2,946	$2,151

Non-GAAP net earnings per share:
Basic	$1.05	$0.74
Diluted	$1.02	$0.74

Weighted-average shares used to compute non-GAAP net earnings per share:

Basic	2,815	2,897
Diluted	2,890	2,926

(a) Stock-based compensation expense included under SFAS 123(R) were as follows:

Cost of sales	$72	$--
Research and development	33	--
Selling, general and administrative	163	--

Total costs and expenses	$268	$--

(b) Tax benefit from stock-based compensation	$(82)	$--

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES NON-GAAP RECONCILIATION OF OPERATING PROFIT, OPERATING MARGIN, NET EARNINGS AND DILUTED EARNINGS PER SHARE (Unaudited) (In millions except per share amounts)

	Six months ended April 30,
	2006	2005
NON-GAAP Operating Profit and Operating Margin Reconciliation

GAAP operating profit	$3,149	$2,328

Restructuring	1	7
Amortization of purchased intangible assets	298	318
In-process research and development charges	52	--

Total non-GAAP adjustments to earnings from operations	351	325

Non-GAAP operating profit	$3,500	$2,653

GAAP operating margin	7%	5%
Non-GAAP adjustments to operating margin	1%	1%
Non-GAAP operating margin	8%	6%

NON-GAAP Net Earnings and Diluted EPS Reconciliation

GAAP net earnings	$2,683	$1,909

Restructuring	1	7
Amortization of purchased intangible assets	298	318
In-process research and development charges	52	--

Total non-GAAP adjustments to earnings from operations	351	325

(Gains) losses on investments	(4)	21
Income tax effect of reconciling items	(84)	(104)

Non-GAAP net earnings	$2,946	$2,151

GAAP diluted net earnings per share	$0.93	$0.65
Non-GAAP adjustments to GAAP diluted net earnings per share	0.09	0.09

Non-GAAP diluted net earnings per share	$1.02	$0.74

Weighted-average shares used to compute both GAAP and non-GAAP diluted net earnings per share:	2,890	2,926

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three Months Ended April 30, 2006	Six Months Ended April 30, 2006

Cash flows from operating activities:
Net earnings	$1,456	$2,683
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	596	1,159
Stock-based compensation expense	124	268
Provision for bad debt and inventory	37	139
Gains on investments	(6)	(4)
In-process research and development charges	2	52
Restructuring-related charges	(14)	1
Deferred taxes on earnings	185	240
Excess tax benefit from stock-based compensation	(58)	(123)
Other, net	28	105
Changes in assets and liabilities:
Accounts and financing receivables	(1,055)	138
Inventory	(85)	4
Accounts payable	1,145	(146)
Taxes on earnings	13	(59)
Restructuring	(162)	(324)
Other assets and liabilities	1,428	1,347

Net cash provided by operating activities	3,634	5,480

Cash flows from investing activities:
Investment in property, plant and equipment, net	(521)	(948)
Proceeds from sale of property, plant and equipment	120	225
Purchases of available-for-sale securities & other investments	(4)	(17)
Maturities and sales of available-for-sale securities & other investments	14	35
Net cash paid for business acquisitions, net of acquisition costs	(107)	(760)

Net cash used in investing activities	(498)	(1,465)

Cash flows from financing activities:
Decrease in notes payable and short-term borrowings, net	(41)	(109)
Issuance of debt	2	83
Payment of debt	(18)	(249)
Issuance of common stock under employee plans	507	1,154
Repurchase of common stock	(1,320)	(2,721)
Prepayment of common stock repurchases	--	(1,722)
Excess tax benefit from stock-based compensation	58	123
Dividends	(226)	(453)

Net cash used in financing activities	(1,038)	(3,894)

Increase in cash and cash equivalents	2,098	121
Cash and cash equivalents at beginning of period	11,934	13,911

Cash and cash equivalents at end of period	$14,032	$14,032

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT / BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Three months ended
	April 30, 2006	January 31, 2006	April 30, 2005(a)
Net revenue:

Industry Standard Servers	$2,454	$2,482	$2,371
Business Critical Systems	920	906	991
Storage	891	852	825

Enterprise Storage and Servers	4,265	4,240	4,187

Technology Services	2,368	2,346	2,464
Managed Services	788	746	771
Consulting &Integration	736	665	749

HP Services	3,892	3,757	3,984

OpenView	228	205	182
OpenCall & Other	102	99	92

Software	330	304	274

Technology Solutions Group	8,487	8,301	8,445

Desktops	3,569	3,854	3,541
Notebooks	2,815	2,954	2,212
Workstations	338	329	306
Handhelds	129	216	189
Other	126	96	121

Personal Systems Group	6,977	7,449	6,369

Commercial Hardware	1,739	1,655	1,677
Consumer Hardware	1,015	1,223	1,100
Supplies	3,957	3,652	3,601
Other	13	15	12

Imaging and Printing Group	6,724	6,545	6,390

HP Financial Services	518	496	544
Corporate Investments	122	129	123

Total Segments	22,828	22,920	21,871

Eliminations of intersegment net revenue and other	(274)	(261)	(301)

Total HP Consolidated	$22,554	$22,659	$21,570

(a)	Reflects certain fiscal 2006 organizational realignments retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2005, the realignments resulted primarily in revenue movement of $5 million or less between ESS and SW segments within TSG. In addition, IPG and PSG revenue was impacted at the business unit level but the overall segment revenue remained as previously reported. There was no impact to the remaining segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT / BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Six months ended April 30,
	2006	2005(a)
Net Revenue:

Industry Standard Servers	$4,936	$4,703
Business Critical Systems	1,826	1,890
Storage	1,743	1,645

Enterprise Storage and Servers	8,505	8,238

Technology Services	4,714	4,853
Managed Services	1,534	1,525
Consulting & Integration	1,401	1,421

HP Services	7,649	7,799

OpenView	433	335
OpenCall & Other	201	175

Software	634	510

Technology Solutions Group	16,788	16,547

Desktops	7,423	7,359
Notebooks	5,769	4,550
Workstations	667	575
Handhelds	345	479
Other	222	279

Personal Systems Group	14,426	13,242

Commercial Hardware	3,394	3,243
Consumer Hardware	2,238	2,305
Supplies	7,609	6,882
Other	28	27

Imaging and Printing Group	13,269	12,457

HP Financial Services	1,014	1,099
Corporate Investments	251	238

Total Segments	45,748	43,583

Eliminations of intersegment net revenue and other	(535)	(559)

Total HP Consolidated	$45,213	$43,024

(a)	Reflects certain fiscal 2006 organizational realignments retroactively to provide improved visibility and comparability. For the period in fiscal year 2005, the realignments resulted primarily in revenue movement of $5 million or less between ESS and SW segments within TSG. In addition, IPG and PSG revenue was impacted at the business unit level but the overall segment revenue remained as previously reported. There was no impact to the remaining segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES COMPARISON OF DILUTED NON-GAAP EPS (Including the Effect of Stock-Based Compensation Expense) (Unaudited)

	Q105	Q205	Q305	Q405(c)	FY05(c)	Q106	Q206

Non-GAAP EPS as reported(a)	$0.37	$0.37	$0.36	$0.51	$1.62	$0.48	$0.54

Pro forma effect of SFAS 123 on EPS(b)	(0.05)	(0.04)	(0.04)	(0.04)	(0.16)	--	--

Total diluted non-GAAP EPS including
the effect of stock-based
compensation expense for all	$0.32	$0.33	$0.32	$0.47	$1.46	$0.48	$0.54
periods

(a)	For each of the quarters in fiscal 2005, non-GAAP EPS includes the effect of compensation expense related to discounted options and restricted stock recognized under APB 25. Fiscal 2006 EPS includes the aforementioned expense plus the impact for stock-based compensation recognized under SFAS 123(R).

(b)	For each of the quarters in fiscal 2005, non-GAAP EPS as reported excludes the effect of compensation expense related to employee stock options and employee stock purchase rights under SFAS 123.

(c)	In Q405, HP recorded $107 million of stock compensation before tax expense or $0.03 per share on an after tax basis within restructuring charges. This amount is excluded from the non-GAAP results shown above.

© 2006 Hewlett-Packard Development Company, L.P. HP shall not be liable for technical or editorial errors or omissions contained herein. 05/2006